Exhibit 99

News Release

Investor Contact:	Media Contact:
Bev Fleming	Doug Holt
(312) 444-7811	(312) 557-1571
Beverly_Fleming@ntrs.com	Doug_Holt@ntrs.com

https://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS THIRD QUARTER NET INCOME

OF $204.5 MILLION, EARNINGS PER COMMON SHARE OF $0.84.

(Chicago, October 22, 2014) Northern Trust Corporation today reported third quarter net income per diluted common share of $0.84, consistent with $0.84 in the third quarter of 2013 and up from $0.75 in the second quarter of 2014. Net income was $204.5 million, compared to $206.5 million in the prior year third quarter and $181.9 million in the prior quarter. Return on average common equity was 10.1%, compared to 10.6% in the prior year third quarter and 9.2% in the prior quarter.

The prior year third quarter included a $32.6 million pre-tax gain on the sale of an office building property. Excluding this gain, net income per diluted common share, net income and return on average common equity in the prior year third quarter were $0.76, $186.2 million, and 9.6%, respectively. The prior quarter included pre-tax charges and write-offs totaling $42.3 million. Excluding these charges and write-offs, net income per diluted common share, net income and return on average common equity in the prior quarter were $0.87, $209.8 million, and 10.6%, respectively.

Frederick H. Waddell, Chairman and Chief Executive Officer, commented, “Our financial performance in the third quarter of 2014 reflects continued growth in our business serving personal and institutional clients. Trust, investment and other servicing fees, which represent two-thirds of our revenue, increased 11% compared to last year. New business and higher equity markets contributed to strong growth in assets under custody and under management, which increased 13% and 9%, respectively. Our pre-tax profit margin improved to 28.2% in the quarter and our return on equity was 10.1%. This performance reflects ongoing efforts focused on growing our client franchise while achieving sustainable improvements in productivity.”

THIRD QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2013

Net income per common share was $0.84 in the third quarter of 2014, consistent with $0.84 in the third quarter of 2013. Net income was $204.5 million, compared to $206.5 million in the prior year third quarter. Excluding the prior year third quarter gain on the sale of an office building property, net income per diluted common share and net income in the prior year third quarter were $0.76 and $186.2 million, respectively.

Revenue of $1.08 billion was up $31.7 million, or 3%, from $1.05 billion in the prior year third quarter. Noninterest income increased $19.4 million, or 2%, to $829.6 million from the prior year third quarter’s $810.2 million. Excluding the prior year third quarter gain on the sale of an office building property, noninterest income increased $52.0 million, or 7%, reflecting higher trust, investment and other servicing fees, partially offset by lower foreign exchange trading income as compared to the prior year third quarter. Net interest income on a fully taxable equivalent (FTE) basis increased $11.4 million, or 5%, to $256.2 million compared to $244.8 million in the prior year third quarter, due to higher levels of earning assets, partially offset by a decrease in the net interest margin.

Trust, investment and other servicing fees were $718.2 million, up $70.2 million, or 11%, from $648.0 million in the prior year third quarter. The increase primarily reflects new business and higher equity markets.

Assets under custody and assets under management are the primary drivers of our trust, investment and other servicing fees. The following table provides the assets under custody and assets under management of Northern Trust’s Corporate & Institutional Services (C&IS) and Wealth Management business units.

($ In Billions)	September 30, 2014	June 30, 2014	September 30, 2013	% Change Q3-14/Q2-14	% Change Q3-14/Q3-13
Assets Under Custody
Corporate & Institutional	$5,403.1	$5,488.0	$4,766.5	(2)%	13%
Wealth Management	507.2	516.6	470.5	(2)	8

Total Assets Under Custody	$5,910.3	$6,004.6	$5,237.0	(2)%	13%

Assets Under Management
Corporate & Institutional	$702.9	$701.5	$634.6	—%	11%
Wealth Management	220.4	222.9	211.6	(1)	4

Total Assets Under Management	$923.3	$924.4	$846.2	—%	9%

THIRD QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2013 (continued)

C&IS trust, investment and other servicing fees increased $40.1 million, or 11%, to $399.9 million from the prior year third quarter’s $359.8 million.

($ In Millions)	Q3 2014	Q3 2013	Change Q3 2014 from Q3 2013
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$275.0	$239.4	$35.6	15%
Investment Management	75.4	71.3	4.1	6
Securities Lending	22.0	22.7	(0.7)	(3)
Other	27.5	26.4	1.1	4

Total	$399.9	$359.8	$40.1	11%

Custody and fund administration fees, the largest component of C&IS fees, increased 15%, driven by new business as well as the favorable impacts of equity markets and movements in foreign exchange rates. C&IS investment management fees increased 6%, as higher equity markets and new business were partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in C&IS, attributable to persistent low short-term interest rates, totaled $16.7 million, compared to waived fees of $15.3 million in the prior year third quarter. Securities lending revenue decreased 3%, primarily reflecting lower spreads offset by higher volumes in the current quarter. Other fees in C&IS increased 4%, primarily reflecting new business in investment risk and analytical services.

Trust, investment and other servicing fees in Wealth Management totaled $318.3 million, increasing $30.1 million, or 10%, from $288.2 million in the prior year third quarter. The increased fees are attributable to higher equity markets and new business. Money market mutual fund fee waivers in Wealth Management totaled $16.9 million compared with $17.1 million in the prior year third quarter.

Foreign exchange trading income totaled $46.4 million, down $16.4 million, or 26%, compared with $62.8 million in the prior year third quarter. The decrease is attributable to lower currency market volatility and client volumes as compared to the prior year third quarter.

Other operating income totaled $34.1 million, down $33.1 million, or 49%, from $67.2 million in the prior year third quarter. The prior year third quarter included the $32.6 million pre-tax gain on the sale of an office building property. Excluding the prior year third quarter gain, other operating income was relatively unchanged from the prior year third quarter.

THIRD QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2013 (continued)

Net interest income on an FTE basis totaled $256.2 million, up $11.4 million, or 5%, compared to $244.8 million in the prior year third quarter. The increase is the result of higher levels of earning assets, partially offset by a decline in the net interest margin. Earning assets for the quarter averaged $97.0 billion, up $11.5 billion, or 13%, from $85.5 billion in the prior year quarter, primarily attributable to higher levels of Federal Reserve deposits and securities, reflecting higher levels of non-U.S. office interest-bearing deposits and demand deposits. The net interest margin declined to 1.05% from 1.14% in the prior year quarter, primarily reflecting lower yields on earning assets, partially offset by a lower cost of interest-related funds.

There was no provision for credit losses recorded in the current quarter. A provision of $5.0 million was recorded in the prior year third quarter. Net charge-offs were $5.2 million, resulting from charge-offs of $8.6 million and recoveries of $3.4 million. The prior year third quarter included $8.3 million of net charge-offs, resulting from $11.6 million of charge-offs and $3.3 million of recoveries. Nonperforming assets decreased 19% from the prior year third quarter. Residential real estate loans and commercial real estate loans accounted for 67% and 18%, respectively, of total nonperforming loans and leases at September 30, 2014.

The table below provides information regarding nonperforming assets, the allowance for credit losses, and associated ratios.

($ In Millions)	September 30, 2014	June 30, 2014	September 30, 2013

Nonperforming Assets
Nonperforming Loans and Leases	$220.5	$229.3	$270.1
Other Real Estate Owned	10.7	12.6	13.9

Total Nonperforming Assets	231.2	241.9	284.0

Allowance for Credit Losses
Allowance for Credit Losses Assigned to:
Loans and Leases	269.4	275.2	287.2
Undrawn Loan Commitments and Standby Letters of Credit	28.9	28.3	30.3

Total Allowance for Credit Losses	$298.3	$303.5	$317.5

Ratios
Nonperforming Loans and Leases to Total Loans and Leases	0.72%	0.75%	0.93%

Allowance for Credit Losses Assigned to Loans and Leases to Total Loans and Leases	0.88%	0.90%	0.99%
Allowance for Credit Losses Assigned to Loans and Leases to Nonperforming Loans and Leases	1.2x	1.2x	1.1x

THIRD QUARTER 2014 PERFORMANCE VS. THIRD QUARTER 2013 (continued)

Noninterest expense totaled $774.7 million, up $34.0 million, or 5%, from $740.7 million in the prior year third quarter, primarily reflecting higher compensation, employee benefits and equipment and software expense.

Compensation expense, the largest component of noninterest expense, equaled $348.0 million, up $23.4 million, or 7%, from $324.6 million in the prior year third quarter. The increase primarily reflects higher staff levels, base pay adjustments and the unfavorable impact of movements in foreign exchange rates. Staff on a full-time equivalent basis at September 30, 2014, totaled approximately 15,200, up 5% from a year ago.

Employee benefit expense totaled $70.6 million, up $7.1 million, or 11%, from $63.5 million in the prior year third quarter. The increase is attributable to higher expense associated with employee medical benefits and payroll tax expense, partially offset by lower pension expense.

Expense associated with outside services totaled $142.4 million, down 2% from $145.9 million in the prior year third quarter, reflecting decreased consulting and technical services expense, partially offset by increased sub-custodian expense.

Equipment and software expense totaled $100.5 million, up $5.0 million, or 5%, from $95.5 million in the prior year third quarter. The current quarter reflects higher software amortization and related software support costs.

Occupancy expense equaled $43.8 million, up 1% from $43.3 million in the prior year third quarter. Other operating expense totaled $69.4 million, up 2% from $67.9 million in the prior year third quarter.

Income tax expense was $99.7 million, representing an effective tax rate of 32.8%, and $95.0 million in the prior year third quarter, representing an effective tax rate of 31.5%.

THIRD QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2014

Net income per diluted common share was $0.84 in the current quarter, compared to $0.75 in the second quarter of 2014. Net income totaled $204.5 million, compared to $181.9

THIRD QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

million in the prior quarter. The prior quarter included the pre-tax charges and write-offs totaling $42.3 million. Excluding these charges and write-offs, net income per diluted common share and net income in the prior quarter were $0.87 and $209.8 million, respectively.

Revenue was $1.08 billion in both the current quarter and prior quarter. Noninterest income decreased $5.5 million, or 1%, to $829.6 million from $835.1 million. Net interest income on an FTE basis of $256.2 million was up 1% from $253.4 million.

Trust, investment and other servicing fees totaled $718.2 million, up $11.3 million, or 2%, from $706.9 million in the prior quarter, reflecting new business and higher equity markets, partially offset by lower securities lending revenue in the current quarter.

C&IS trust, investment and other servicing fees totaled $399.9 million, up 1% from $395.4 million in the prior quarter.

($ In Millions)	Q3 2014	Q2 2014	Change Q3 2014 from Q2 2014
C&IS Trust, Investment and Other Servicing Fees
Custody and Fund Administration	$275.0	$261.1	$13.9	5%
Investment Management	75.4	77.7	(2.3)	(3)
Securities Lending	22.0	30.0	(8.0)	(26)
Other	27.5	26.6	0.9	3

Total	$399.9	$395.4	$4.5	1%

C&IS custody and fund administration fees increased 5%, due to new business and higher equity markets. Investment management fees decreased 3%, primarily reflecting higher waived fees in money market mutual funds. Money market mutual fund fee waivers totaled $16.7 million in C&IS, compared with $14.8 million in the prior quarter. Securities lending revenue decreased 26%, due to lower spreads attributable to the prior quarter’s international dividend season. Other fees in C&IS increased 3%, primarily reflecting higher revenue from benefit payment services.

Wealth Management trust, investment and other servicing fees were $318.3 million, up $6.8 million, or 2%, from $311.5 million in the prior quarter, reflecting higher equity markets and new business, partially offset by higher waived fees in money market mutual funds. Money market mutual fund fee waivers in Wealth Management totaled $16.9 million, compared to $15.9 million in the prior quarter.

THIRD QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

Foreign exchange trading income decreased $6.5 million, or 12%, to $46.4 million compared to $52.9 million in the prior quarter, primarily reflecting lower currency market volatility.

Other operating income totaled $34.1 million, down $6.4 million, or 16%, from $40.5 million in the prior quarter. The decrease is primarily attributable to lower income from currency-related hedging, leasing and loan servicing activities in the current quarter.

Net interest income on an FTE basis totaled $256.2 million, up 1% from $253.4 million in the prior quarter. Earning assets averaged $97.0 billion, up $1.5 billion, or 2%, from $95.5 billion in the prior quarter. The increase is primarily attributable to higher levels of Federal Reserve deposits, partially offset by lower levels of interest-bearing deposits with banks. The higher levels of Federal Reserve deposits reflect increased demand deposits. The net interest margin was 1.05% compared to 1.06% in the prior quarter. Lower yields on earning assets in the current quarter were partially offset by a lower cost of interest-related funds.

There was no provision for credit losses recorded in the current quarter or the prior quarter. Net charge-offs totaled $5.2 million resulting from $8.6 million of charge-offs and $3.4 million of recoveries, compared to $5.9 million of net charge-offs in the prior quarter resulting from $7.8 million of charge-offs and $1.9 million of recoveries. Nonperforming assets decreased 4% as compared to the prior quarter.

Noninterest expense totaled $774.7 million, down $36.3 million, or 4%, from $811.0 million in the prior quarter. The prior quarter included the $42.3 million of pre-tax charges and write-offs. Excluding the prior quarter pre-tax charges and write-offs, noninterest expense increased $6.0 million, or 1%.

Compensation expense totaled $348.0 million, down $24.4 million, or 7%, from $372.4 million in the prior quarter. The prior quarter included severance-related charges of $25.5 million. Excluding the prior quarter charges, compensation expense in the current quarter was relatively unchanged.

THIRD QUARTER 2014 PERFORMANCE VS. SECOND QUARTER 2014 (continued)

Employee benefit expense totaled $70.6 million for the current quarter, up 3% from $68.5 million in the prior quarter. The prior quarter included $1.9 million of severance-related charges. Excluding the prior quarter charges, employee benefit expense increased 6% from the prior quarter, primarily reflecting increased expense associated with employee medical benefits.

Expense for outside services totaled $142.4 million, down 2% from $144.6 million in the prior quarter. The prior quarter included $1.1 million of severance-related charges.

Equipment and software expense totaled $100.5 million, down $15.6 million, or 13%, from $116.1 million in the prior quarter. The prior quarter included write-offs of replaced or eliminated software totaling $9.5 million. Excluding the prior quarter write-offs, equipment and software expense in the current quarter decreased $6.1 million, or 6%, due to lower software amortization and computer depreciation expense.

Occupancy expense totaled $43.8 million, down $3.4 million, or 7%, from $47.2 million in the prior quarter. The prior quarter included $4.3 million of charges related to reductions in office space. Excluding the prior quarter charges, occupancy expense increased slightly in the current quarter.

Other operating expense totaled $69.4 million, up $7.2 million, or 12%, from $62.2 million in the prior quarter, primarily attributable to increased expense associated with account servicing activities.

Income tax expense in the current and prior quarter totaled $99.7 million and $88.8 million, respectively, each representing an effective tax rate of 32.8%.

STOCKHOLDERS’ EQUITY

Total stockholders’ equity averaged $8.3 billion, up 8% from the prior year third quarter’s average of $7.7 billion. The increase is primarily attributable to earnings and the issuance of preferred stock, partially offset by dividend declarations and the repurchase of common stock pursuant to the Corporation’s share buyback program. During the current quarter, the Corporation issued 16,000 shares of preferred stock for proceeds of $388.5 million, net of underwriting discounts, commissions and other issuance costs. During the three and nine

STOCKHOLDERS’ EQUITY (continued)

months ended September 30, 2014, the Corporation repurchased 1,141,349 shares of common stock at a cost of $77.3 million ($67.76 average price per share) and 5,001,481 shares of common stock at a cost of $315.2 million ($63.03 average price per share), respectively.

The capital ratios of Northern Trust and its principal subsidiary bank, The Northern Trust Company, remained strong at September 30, 2014, with all ratios applicable to classification as “well capitalized” under U.S. regulatory requirements having been exceeded.

Capital Ratios - Northern Trust Corporation	September 30, 2014		June 30, 2014		December 31, 2013 (c)
	Advanced (a) Approach	Standardized (b) Approach	Advanced (a) Approach	Standardized (b) Approach
Common Equity Tier 1	12.7%	12.8%	12.7%	12.7%	12.9%
Tier 1	13.4%	13.6%	12.9%	12.9%	13.4%
Total	15.3%	16.0%	14.9%	15.4%	15.8%
Leverage	n/a	7.9%	n/a	7.6%	7.9%

Capital Ratios - The Northern Trust Company	September 30, 2014		June 30, 2014		December 31, 2013 (c)
	Advanced (a) Approach	Standardized (b) Approach	Advanced (a) Approach	Standardized (b) Approach
Common Equity Tier 1	11.7%	11.6%	11.7%	11.4%	11.5%
Tier 1	11.7%	11.6%	11.6%	11.4%	11.5%
Total	13.7%	14.0%	13.7%	14.0%	14.3%
Leverage	n/a	6.8%	n/a	6.7%	6.8%

(a)	Effective with the second quarter of 2014, Northern Trust exited its parallel run. Accordingly, the September 30, 2014, and June 30, 2014, ratios are calculated in compliance with the Basel III Advanced Approach final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(b)	Standardized Approach capital components in 2014 are determined by Basel III phased in requirements and risk weighted assets are determined by Basel I requirements. The September 30, 2014, and June 30, 2014, ratios calculated under the Standardized Approach comply with the final rules released by the Board of Governors of the Federal Reserve on July 2, 2013.
(c)	The December 31, 2013, ratios are calculated in accordance with Basel I requirements.

RECONCILIATION OF REPORTED NET INTEREST INCOME TO FULLY TAXABLE EQUIVALENT

Net interest income stated on an FTE basis is a non-GAAP financial measure that facilitates the analysis of asset yields. Management believes an FTE presentation provides a clearer indication of net interest margins for comparative purposes. When adjusted to an FTE basis, yields on taxable, nontaxable, and partially taxable assets are comparable; however, the adjustment to an FTE basis has no impact on net income. The tables below present a reconciliation of interest income and net interest income prepared in accordance with GAAP to interest income and net interest income on an FTE basis.

	Three Months Ended
	September 30, 2014			June 30, 2014			September 30, 2013
($ In Millions)	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE	Reported	FTE Adj.	FTE
Net Interest Income
Interest Income	$293.8	$6.9	$300.7	$293.8	$6.8	$300.6	$291.1	$7.8	$298.9
Interest Expense	44.5	—	44.5	47.2	—	47.2	54.1	—	54.1

Net Interest Income	$249.3	$6.9	$256.2	$246.6	$6.8	$253.4	$237.0	$7.8	$244.8

Net Interest Margin	1.02%		1.05%	1.04%		1.06%	1.10%		1.14%

FORWARD-LOOKING STATEMENTS

This release may include forward-looking statements concerning Northern Trust’s financial results and outlook, capital adequacy, dividend policy, anticipated expense levels and technology spending, risk management policies, contingent liabilities, strategic initiatives, industry trends, and expectations regarding the impact of recent legislation. Forward-looking statements are typically identified by words or phrases such as “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “likely”, “may increase”, “plan”, “goal”, “target”, “strategy”, and similar expressions or future or conditional verbs such as “may”, “will”, “should”, “would”, and “could”. Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results, and involve risks and uncertainties that are difficult to predict. These statements are based on assumptions about many important factors, including the factors discussed in Northern Trust’s most recent annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission, all of which are available on Northern Trust’s website. We caution you not to place undue reliance on any forward-looking statement as actual results may differ materially from those expressed or implied by forward-looking statements. Northern Trust assumes no obligation to update its forward-looking statements.

WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s third quarter earnings conference call will be webcast on October 22, 2014. The live call will be conducted at 11:00 a.m. CT and is accessible on Northern Trust’s website at:

https://www.northerntrust.com/financialreleases

The rebroadcast of the live call will be available on Northern Trust’s website from 2:00 p.m. CT on October 22, 2014, for approximately four weeks. Participants will need Windows Mediatm or Adobe Flash software, which can be downloaded for free through Northern Trust’s website. This earnings release can also be accessed at Northern Trust’s website.

/ / /

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 1

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	THIRD QUARTER
	2014	2013	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$718.2	$648.0	11%
Foreign Exchange Trading Income	46.4	62.8	(26)
Treasury Management Fees	16.4	17.6	(7)
Security Commissions and Trading Income	14.2	16.8	(16)
Other Operating Income	34.1	67.2	(49)
Investment Security Gains (Losses), net	0.3	(2.2)	N/M

Total Noninterest Income	829.6	810.2	2

Net Interest Income
Interest Income	293.8	291.1	1
Interest Expense	44.5	54.1	(18)

Net Interest Income	249.3	237.0	5

Total Revenue	1,078.9	1,047.2	3

Provision for Credit Losses	—	5.0	(100)

Noninterest Expense
Compensation	348.0	324.6	7
Employee Benefits	70.6	63.5	11
Outside Services	142.4	145.9	(2)
Equipment and Software	100.5	95.5	5
Occupancy	43.8	43.3	1
Other Operating Expense	69.4	67.9	2

Total Noninterest Expense	774.7	740.7	5

Income before Income Taxes	304.2	301.5	1
Provision for Income Taxes	99.7	95.0	5

NET INCOME	$204.5	$206.5	(1)%

Earnings Allocated to Participating Securities	$3.5	$3.5	—%
Earnings Allocated to Common and Potential Common Shares	201.0	203.0	(1)

Per Common Share
Net Income
Basic	$0.85	$0.85	—%
Diluted	0.84	0.84	—

Average Common Equity	$8,044.7	$7,697.8	5%
Return on Average Common Equity	10.09%	10.64%	(5)
Return on Average Assets	0.77%	0.86%	(10)

Cash Dividends Declared per Common Share	$0.33	$0.31	6%

Average Common Shares Outstanding (000s)
Basic	235,701	239,930
Diluted	237,737	241,331
Common Shares Outstanding (EOP) (000s)	235,505	238,984

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 2

STATEMENT OF INCOME DATA	THIRD	SECOND
($ In Millions Except Per Share Data)	QUARTER	QUARTER
	2014	2014	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$718.2	$706.9	2%
Foreign Exchange Trading Income	46.4	52.9	(12)
Treasury Management Fees	16.4	16.6	(1)
Security Commissions and Trading Income	14.2	17.8	(21)
Other Operating Income	34.1	40.5	(16)
Investment Security Gains (Losses), net	0.3	0.4	(28)

Total Noninterest Income	829.6	835.1	(1)

Net Interest Income
Interest Income	293.8	293.8	—
Interest Expense	44.5	47.2	(6)

Net Interest Income	249.3	246.6	1

Total Revenue	1,078.9	1,081.7	—

Provision for Credit Losses	—	—	—

Noninterest Expense
Compensation	348.0	372.4	(7)
Employee Benefits	70.6	68.5	3
Outside Services	142.4	144.6	(2)
Equipment and Software	100.5	116.1	(13)
Occupancy	43.8	47.2	(7)
Other Operating Expense	69.4	62.2	12

Total Noninterest Expense	774.7	811.0	(4)

Income before Income Taxes	304.2	270.7	12
Provision for Income Taxes	99.7	88.8	12

NET INCOME	$204.5	$181.9	12%

Earnings Allocated to Participating Securities	$3.5	$3.1	13%
Earnings Allocated to Common and Potential Common Shares	201.0	178.8	12

Per Common Share
Net Income
Basic	$0.85	$0.76	12%
Diluted	0.84	0.75	12

Average Common Equity	$8,044.7	$7,947.2	1%
Return on Average Common Equity	10.09%	9.18%	10
Return on Average Assets	0.77%	0.71%	8

Cash Dividends Declared per Common Share	$0.33	$0.33	—%

Average Common Shares Outstanding (000s)
Basic	235,701	236,013
Diluted	237,737	237,754
Common Shares Outstanding (EOP) (000s)	235,505	235,585

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 3

STATEMENT OF INCOME DATA
($ In Millions Except Per Share Data)	NINE MONTHS
	2014	2013	% Change (*)

Noninterest Income
Trust, Investment and Other Servicing Fees	$2,104.6	$1,936.0	9%
Foreign Exchange Trading Income	149.4	193.6	(23)
Treasury Management Fees	49.8	51.5	(3)
Security Commissions and Trading Income	46.7	53.4	(13)
Other Operating Income	112.3	128.3	(13)
Investment Security Gains (Losses), net	(3.3)	(1.9)	76

Total Noninterest Income	2,459.5	2,360.9	4

Net Interest Income
Interest Income	883.0	853.1	4
Interest Expense	141.4	169.9	(17)

Net Interest Income	741.6	683.2	9

Total Revenue	3,201.1	3,044.1	5

Provision for Credit Losses	3.0	15.0	(80)

Noninterest Expense
Compensation	1,062.2	971.8	9
Employee Benefits	206.0	191.0	8
Outside Services	431.4	412.0	5
Equipment and Software	317.9	279.0	14
Occupancy	135.2	130.0	4
Other Operating Expense	201.0	215.5	(7)

Total Noninterest Expense	2,353.7	2,199.3	7

Income before Income Taxes	844.4	829.8	2
Provision for Income Taxes	276.6	268.2	3

NET INCOME	$567.8	$561.6	1%

Earnings Allocated to Participating Securities	$9.5	$9.1	4%
Earnings Allocated to Common and Potential Common Shares	558.3	552.5	1

Per Common Share
Net Income
Basic	$2.36	$2.31	2%
Diluted	2.34	2.29	2

Average Common Equity	$7,973.1	$7,630.3	4%
Return on Average Common Equity	9.52%	9.84%	(3)
Return on Average Assets	0.74%	0.81%	(9)

Cash Dividends Declared per Common Share	$0.97	$0.92	5%

Average Common Shares Outstanding (000s)
Basic	236,302	239,615
Diluted	238,176	240,858
Common Shares Outstanding (EOP) (000s)	235,505	238,984

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 4

BALANCE SHEET
($ In Millions)	SEPTEMBER 30
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,010.0	$534.6	89%
Interest-Bearing Deposits with Banks	15,334.5	17,383.9	(12)
Federal Reserve Deposits	21,328.0	8,452.8	153
Securities
U.S. Government	3,409.6	1,524.5	124
Obligations of States and Political Subdivisions	143.4	263.2	(46)
Government Sponsored Agency	16,197.2	17,066.0	(5)
Other (**)	12,991.2	12,123.6	7

Total Securities	32,741.4	30,977.3	6
Loans and Leases	30,719.9	29,064.8	6

Total Earning Assets	101,133.8	86,413.4	17
Allowance for Credit Losses Assigned to Loans and Leases	(269.4)	(287.2)	(6)
Cash and Due from Banks	2,918.9	2,690.7	8
Buildings and Equipment	436.6	444.3	(2)
Client Security Settlement Receivables	1,538.6	1,630.2	(6)
Goodwill	538.1	537.7	—
Other Assets	4,857.1	4,540.4	7

Total Assets	$111,153.7	$95,969.5	16%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,525.1	$13,802.6	5%
Savings Certificates and Other Time	1,869.0	1,939.6	(4)
Non-U.S. Offices - Interest-Bearing	50,586.1	45,017.2	12

Total Interest-Bearing Deposits	66,980.2	60,759.4	10
Short-Term Borrowings	3,411.5	3,327.3	3
Senior Notes	1,496.9	1,996.5	(25)
Long-Term Debt	1,598.7	993.5	61
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	73,764.5	67,353.8	10
Demand and Other Noninterest-Bearing Deposits	24,742.3	17,402.3	42
Other Liabilities	4,104.3	3,396.3	21

Total Liabilities	102,611.1	88,152.4	16
Common Equity	8,154.1	7,817.1	4
Preferred Equity	388.5	—	N/M

Total Equity	8,542.6	7,817.1	9

Total Liabilities and Stockholders’ Equity	$111,153.7	$95,969.5	16%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 5

BALANCE SHEET
($ In Millions)	SEPTEMBER 30	JUNE 30
	2014	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$1,010.0	$579.5	74%
Interest-Bearing Deposits with Banks	15,334.5	17,059.8	(10)
Federal Reserve Deposits	21,328.0	13,338.5	60
Securities
U.S. Government	3,409.6	2,417.7	41
Obligations of States and Political Subdivisions	143.4	161.6	(11)
Government Sponsored Agency	16,197.2	18,196.6	(11)
Other (**)	12,991.2	13,599.6	(4)

Total Securities	32,741.4	34,375.5	(5)
Loans and Leases	30,719.9	30,697.6	—

Total Earning Assets	101,133.8	96,050.9	5
Allowance for Credit Losses Assigned to Loans and Leases	(269.4)	(275.2)	(2)
Cash and Due from Banks	2,918.9	3,945.2	(26)
Buildings and Equipment	436.6	441.9	(1)
Client Security Settlement Receivables	1,538.6	1,596.4	(4)
Goodwill	538.1	544.6	(1)
Other Assets	4,857.1	3,457.4	40

Total Assets	$111,153.7	$105,761.2	5%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$14,525.1	$14,394.6	1%
Savings Certificates and Other Time	1,869.0	1,967.4	(5)
Non-U.S. Offices - Interest-Bearing	50,586.1	49,457.7	2

Total Interest-Bearing Deposits	66,980.2	65,819.7	2
Short-Term Borrowings	3,411.5	2,039.8	67
Senior Notes	1,496.9	1,496.8	—
Long-Term Debt	1,598.7	1,653.4	(3)
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	73,764.5	71,286.9	3
Demand and Other Noninterest-Bearing Deposits	24,742.3	23,042.8	7
Other Liabilities	4,104.3	3,388.9	21

Total Liabilities	102,611.1	97,718.6	5
Common Equity	8,154.1	8,042.6	1
Preferred Equity	388.5	—	N/M

Total Equity	8,542.6	8,042.6	6

Total Liabilities and Stockholders’ Equity	$111,153.7	$105,761.2	5%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 6

AVERAGE BALANCE SHEET
($ In Millions)	THIRD QUARTER
	2014	2013	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$923.1	$548.2	68%
Interest-Bearing Deposits with Banks	16,288.3	17,767.6	(8)
Federal Reserve Deposits	15,914.3	7,987.5	99
Securities
U.S. Government	3,031.9	1,619.2	87
Obligations of States and Political Subdivisions	148.5	268.8	(45)
Government Sponsored Agency	17,385.6	17,082.6	2
Other (**)	13,019.4	11,592.8	12

Total Securities	33,585.4	30,563.4	10
Loans and Leases	30,256.4	28,662.4	6

Total Earning Assets	96,967.5	85,529.1	13
Allowance for Credit Losses Assigned to Loans and Leases	(273.4)	(289.6)	(6)
Cash and Due from Banks	2,783.0	2,776.8	—
Buildings and Equipment	445.6	453.0	(2)
Client Security Settlement Receivables	820.8	714.8	15
Goodwill	541.9	532.5	2
Other Assets	3,959.3	5,495.9	(28)

Total Assets	$105,244.7	$95,212.5	11%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,019.0	$14,286.5	5%
Savings Certificates and Other Time	1,902.9	1,969.0	(3)
Non-U.S. Offices - Interest-Bearing	48,725.5	43,064.7	13

Total Interest-Bearing Deposits	65,647.4	59,320.2	11
Short-Term Borrowings	4,860.3	5,447.2	(11)
Senior Notes	1,496.8	2,192.5	(32)
Long-Term Debt	1,636.5	978.5	67
Floating Rate Capital Debt	277.2	277.1	—

Total Interest-Related Funds	73,918.2	68,215.5	8
Demand and Other Noninterest-Bearing Deposits	20,069.8	16,134.2	24
Other Liabilities	2,971.2	3,165.0	(6)

Total Liabilities	96,959.2	87,514.7	11
Common Equity	8,044.7	7,697.8	5
Preferred Equity	240.8	—	N/M

Total Equity	8,285.5	7,697.8	8

Total Liabilities and Stockholders’ Equity	$105,244.7	$95,212.5	11%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 7

AVERAGE BALANCE SHEET	THIRD	SECOND
($ In Millions)	QUARTER	QUARTER
	2014	2014	% Change (*)
Assets
Federal Funds Sold and Securities Purchased under Agreements to Resell	$923.1	$554.1	67%
Interest-Bearing Deposits with Banks	16,288.3	17,294.6	(6)
Federal Reserve Deposits	15,914.3	13,266.4	20
Securities
U.S. Government	3,031.9	2,368.7	28
Obligations of States and Political Subdivisions	148.5	168.4	(12)
Government Sponsored Agency	17,385.6	18,359.8	(5)
Other (**)	13,019.4	13,407.8	(3)

Total Securities	33,585.4	34,304.7	(2)
Loans and Leases	30,256.4	30,052.9	1

Total Earning Assets	96,967.5	95,472.7	2
Allowance for Credit Losses Assigned to Loans and Leases	(273.4)	(276.8)	(1)
Cash and Due from Banks	2,783.0	2,838.4	(2)
Buildings and Equipment	445.6	450.7	(1)
Client Security Settlement Receivables	820.8	781.0	5
Goodwill	541.9	543.0	—
Other Assets	3,959.3	3,515.1	13

Total Assets	$105,244.7	$103,324.1	2%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings and Money Market	$15,019.0	$14,828.6	1%
Savings Certificates and Other Time	1,902.9	1,996.2	(5)
Non-U.S. Offices - Interest-Bearing	48,725.5	48,988.1	(1)

Total Interest-Bearing Deposits	65,647.4	65,812.9	—
Short-Term Borrowings	4,860.3	4,217.8	15
Senior Notes	1,496.8	1,661.6	(10)
Long-Term Debt	1,636.5	1,642.4	—
Floating Rate Capital Debt	277.2	277.2	—

Total Interest-Related Funds	73,918.2	73,611.9	—
Demand and Other Noninterest-Bearing Deposits	20,069.8	18,832.3	7
Other Liabilities	2,971.2	2,932.7	1

Total Liabilities	96,959.2	95,376.9	2
Common Equity	8,044.7	7,947.2	1
Preferred Equity	240.8	—	N/M

Total Equity	8,285.5	7,947.2	4

Total Liabilities and Stockholders’ Equity	$105,244.7	$103,324.1	2%

(*)	Percentage calculations are based on actual balances rather than the rounded amounts presented in the Supplemental Consolidated Financial Information.
(**)	Other securities include Federal Reserve and Federal Home Loan Bank stock and certain community development investments for purposes of presenting earning assets; such securities are classified in other assets on the consolidated balance sheet.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 8

QUARTERLY TREND DATA	2014			2013
($ In Millions Except Per Share Data)	QUARTERS			QUARTERS
	THIRD	SECOND	FIRST	FOURTH	THIRD
Net Income Summary
Trust, Investment and Other Servicing Fees	$718.2	$706.9	$679.5	$673.8	$648.0
Other Noninterest Income	111.4	128.2	115.3	121.5	162.2
Net Interest Income	249.3	246.6	245.7	249.9	237.0

Total Revenue	1,078.9	1,081.7	1,040.5	1,045.2	1,047.2
Provision for Credit Losses	—	—	3.0	5.0	5.0
Noninterest Expense	774.7	811.0	768.0	794.5	740.7

Income before Income Taxes	304.2	270.7	269.5	245.7	301.5
Provision for Income Taxes	99.7	88.8	88.1	76.0	95.0

Net Income	$204.5	$181.9	$181.4	$169.7	$206.5

Per Common Share
Net Income - Basic	$0.85	$0.76	$0.75	$0.70	$0.85
- Diluted	0.84	0.75	0.75	0.70	0.84
Cash Dividends Declared per Common Share	0.33	0.33	0.31	0.31	0.31
Book Value (EOP)	34.62	34.14	33.61	33.34	32.71
Market Value (EOP)	68.03	64.21	65.56	61.89	54.38

Financial Ratios
Return on Average Common Equity	10.09%	9.18%	9.28%	8.66%	10.64%
Return on Average Assets	0.77	0.71	0.73	0.68	0.86
Net Interest Margin (GAAP)	1.02	1.04	1.09	1.08	1.10
Net Interest Margin (FTE)	1.05	1.06	1.12	1.12	1.14

Capital Ratios
Standardized Approach
Common Equity Tier 1	12.8%	12.7%	12.8%	12.9%	13.1%
Tier 1	13.6	12.9	13.0	13.4	13.6
Total	16.0	15.4	15.5	15.8	14.9
Leverage	7.9	7.6	7.8	7.9	8.3

Advanced Approach
Common Equity Tier 1	12.7%	12.7%	n/a	n/a	n/a
Tier 1	13.4	12.9	n/a	n/a	n/a
Total	15.3	14.9	n/a	n/a	n/a

Assets Under Custody ($ In Billions) - EOP
Corporate & Institutional Services	$5,403.1	$5,488.0	$5,249.9	$5,079.7	$4,766.5
Wealth Management	507.2	516.6	503.6	496.0	470.5

Total Assets Under Custody	$5,910.3	$6,004.6	$5,753.5	$5,575.7	$5,237.0

Assets Under Management ($ In Billions) - EOP	$923.3	$924.4	$915.4	$884.5	$846.2

Asset Quality ($ In Millions) - EOP
Nonperforming Loans and Leases	$220.5	$229.3	$259.9	$262.8	$270.1
Other Real Estate Owned (OREO)	10.7	12.6	9.8	11.9	13.9

Total Nonperforming Assets	$231.2	$241.9	$269.7	$274.7	$284.0

Nonperforming Assets / Loans and Leases and OREO	0.75%	0.79%	0.91%	0.93%	0.98%

Gross Charge-offs	$8.6	$7.8	$11.5	$19.5	$11.6
Less: Gross Recoveries	3.4	1.9	10.0	4.9	3.3

Net Charge-offs	$5.2	$5.9	$1.5	$14.6	$8.3

Net Charge-offs (Annualized) to Average Loans and Leases	0.07%	0.08%	0.02%	0.20%	0.12%
Allowance for Credit Losses Assigned to Loans and Leases	$269.4	$275.2	$279.2	$278.1	$287.2
Allowance to Nonperforming Loans and Leases	1.2x	1.2x	1.1x	1.1x	1.1x
Allowance for Other Credit-Related Exposures	$28.9	$28.3	$30.2	$29.8	$30.3